EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2006 relating to the consolidated financial statements of Atheros Communications, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Atheros Communications, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

San Jose, California

March 10, 2006